UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2009

AmerisourceBergen Corporation
 (Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Morris Drive Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 19, 2009, AmerisourceBergen Corporation (the “Company”) completed the sale of $400 million aggregate principal amount of the Company’s 4.875% Senior Notes due November 15, 2019 (the “Notes”). The Notes were issued under and will be governed by an Indenture, dated as of November 19, 2009 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of November 19, 2009, by and among the Company, certain of the Company’s direct and indirect U.S. subsidiaries named therein (the “Guarantors”) and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes bear interest at a rate of 4.875% per year, payable semiannually in arrears on May 15 and November 15 of each year, beginning on May 15, 2010. The Notes will mature on November 15, 2019, unless earlier redeemed or repurchased. The Company may redeem some or all of the Notes, in whole or in part, at any time and from time to time, at the “make-whole” redemption price set forth in the Supplemental Indenture (which redemption price may not be less than the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption). Subject to certain limitations, in the event of a change of control of the Company, the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to the date of repurchase.

The Notes are unsecured unsubordinated obligations of the Company and will be guaranteed (“Guarantees”) on an unsecured basis by each of the Company’s current and future U.S. subsidiaries (other than certain excluded subsidiaries) that have outstanding, or incur or guarantee certain specified indebtedness. These Guarantees will be joint and several obligations of the guarantors. As of the issue date of the Notes, Guarantees were provided by each of the Guarantors, which are the same subsidiaries that guarantee the Company’s 5-5/8% Senior Notes due 2012, 5-7/8% Senior Notes due 2015 and multi-currency revolving credit facility. The Guarantees may be released under certain circumstances as specified in the Supplemental Indenture. The Notes are not guaranteed by any of the Company’s foreign subsidiaries.

Subject to a number of important qualifications and exceptions, the Indenture, among other things, limits the Company’s ability and the ability of the Company’s restricted subsidiaries to create liens and to enter into sale and leaseback transactions and limits the Company’s ability to merge or consolidate with or into other entities or to sell, lease or convey all or substantially all of the Company’s and its restricted subsidiaries’ assets, taken as a whole.

The Indenture provides for certain events of default which include (subject in certain cases to grace and cure periods), among others, nonpayment of principal or interest; breach of covenants or warranties in the Indenture; defaults under or failure to pay certain other indebtedness; failure to pay certain final judgments; the failure of any Guarantees to be enforceable; and certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings. Generally, if an event of default occurs, the Trustee and the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The foregoing is a brief description of certain terms of the Base Indenture and Supplemental Indenture (including the form of Note and Guarantee attached thereto) and, by its nature, is incomplete. It is qualified in its entirety by the text of the Base Indenture and Supplemental Indenture (including the form of Note and Guarantee attached thereto) filed as Exhibits 4.1 and 4.2 to this Current Report, respectively, and incorporated herein by reference. All readers are encouraged to read the entire text of such documents. The Base Indenture and Supplemental Indenture are also filed with reference to, and are hereby made exhibits to, the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-162227), filed with the Securities and Exchange Commission on September 30, 2009, as amended on November 4, 2009, pursuant to which the offer and sale of the Notes and the Guarantees have been registered under the Securities Act of 1933, as amended.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Indenture and the Notes is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 7.01. Regulation FD Disclosure.

On November 19, 2009, the Company issued a news release announcing that it had completed the sale of $400 million aggregate principal amount of the Notes in an underwritten registered public offering. The news release is being furnished with this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
4.1	Indenture, dated November 19, 2009, between AmerisourceBergen Corporation and U.S. Bank National Association.
4.2
First Supplemental Indenture, dated November 19, 2009, by and among AmerisourceBergen Corporation, the subsidiary guarantors named therein and U.S. Bank National Association (including Form of 4.875% Senior Note due 2019).
99.1	News release of AmerisourceBergen Corporation, dated November 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: November 20, 2009

By: /s/ John G. Chou

Name: John G. Chou
Title: Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated November 19, 2009, between AmerisourceBergen Corporation and U.S. Bank National Association.
4.2
First Supplemental Indenture, dated November 19, 2009, by and among AmerisourceBergen Corporation, the subsidiary guarantors named therein and U.S. Bank National Association (including Form of 4.875% Senior Note due 2019).
99.1	News release of AmerisourceBergen Corporation, dated November 19, 2009.